Exhibit 99.1

CECITY.COM, INC.

Consolidated Financial Statements as of and for the year ending December 31, 2014

Report of Independent Auditors

To the Board of Directors and Shareholders of Premier, Inc.

We have audited the accompanying consolidated financial statements of CECity.com, Inc., which comprise the consolidated balance sheet as of December 31, 2014, and the related consolidated statements of loss, changes in stockholders’ deficit and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CECity.com, Inc. at December 31, 2014, and the consolidated results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Charlotte, North Carolina

November 5, 2015

CECITY.COM, INC

Consolidated Balance Sheet

December 31, 2014
Assets
Cash	$1,713,977
Accounts receivable (net of $106,767 allowance for doubtful accounts)	2,414,237
Employee advances	2,412
Prepaid expenses	259,982

Total Current Assets	4,390,608

Property and equipment, net	321,169
Intangible assets, net	32,406

Total Assets	$4,744,183

Current Liabilities
Accounts payable	$671,420
Accrued expenses and other payables	601,211
Shareholder revolving demand note	1,195,000
Capital lease payable, current portion	73,217
Deferred revenue, current portion	5,410,789

Total Current Liabilities	7,951,637

Capital lease payable, net of current portion	45,039
Deferred revenue, net of current portion	2,430,622

Total Liabilities	10,427,298

Stockholders’ Deficit
Common stock; par value $0.01 per share; 100,000 shares authorized
Class A voting common stock, 100 shares issued and outstanding	1
Class B nonvoting common stock, 9,900 shares issued and outstanding	99
Paid in excess of par value	100
Retained deficit	(5,683,315)

Total Stockholders’ Deficit	(5,683,115)

Total Liabilities and Stockholders’ Deficit	$4,744,183

See accompanying notes to the consolidated financial statements.

CECITY.COM, INC.

Consolidated Statement of Loss

For the Year Ended December 31, 2014
Revenue	$14,041,174
Cost of revenue	7,739,947

Gross Profit	6,301,227

Operating Expenses:
Selling general and administrative	7,051,138
Amortization of purchased intangible assets	3,146

Total Operating Expenses	7,054,284

Operating Loss	(753,057)

Other Income (Expense)
Loss from equity method investment	(2,532)
Interest income	5,732
Interest expense	(6,218)

Total Other Loss	(3,018)

Net Loss	$(756,075)

See accompanying notes to the consolidated financial statements.

CECITY.COM, INC.

Consolidated Statement of Changes in Stockholders’ Deficit

	Class A Voting Common Stock	Class B Nonvoting Common Stock	Paid in Excess of Par Value	Retained Deficit	Total
Balance at December 31, 2013	$1	$99	$100	$(4,927,240)	$(4,927,040)
Net loss	—	—	—	(756,075)	(756,075)

Balance at December 31, 2014	$1	$99	$100	$(5,683,315)	$(5,683,115)

See accompanying notes to the consolidated financial statements.

CECITY.COM, INC.

Consolidated Statement of Cash Flows

For the Year Ended December 31, 2014
Cash flows from operating activities
Net loss	$(756,075)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	155,082
Depreciation	103,966
Amortization of intangible assets	3,146
Loss from equity method investment	2,532
Write-off of intangible assets	1,389
Changes in:
Receivables	(208,448)
Prepaid expenses	(97,710)
Accounts payable	148,668
Accrued expenses and other payables	168,805
Deferred revenue	1,787,959

Net cash provided by operating activities	1,309,314

Cash flows from investing activities:
Purchase of equipment	(31,419)
Payments received on note receivable	93,691

Net cash provided by investing activities	62,272

Cash flows from financing activities:
Payments on capital lease payable	(77,397)

Net cash used in financing activities	(77,397)

Net increase in cash	1,294,189
Cash balance, beginning of period	419,788

Cash balance, end of period	$1,713,977

Supplemental Disclosure of Cash Flow Information:
Cash payments for Interest	$6,218
Supplemental Disclosure of Non-Cash Investing Activities
Equipment financed by capital lease	$(63,246)

See accompanying notes to the consolidated financial statements.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Note 1 – Summary of significant accounting policies

Description of Business

CECity.com, Inc. (“CECity” or the “Corporation”) is a leading enterprise healthcare technology Corporation that combines its (patent-pending) cloud-based clinical data registry, performance measurement, advanced data analytics, qualified value-based reporting and data-driven learning management platforms with a broad network of strategic partners for data, distribution, education and quality improvement content, to achieve meaningful clinical, quality and financial improvement outcomes for key stakeholders across the healthcare paradigm.

CECity’s platforms, programs, and related applications are made accessible to clients and related healthcare professionals and patients either through (i) private branded web portals (ii) neutrally branded, multi-tenant portals or (iii) via a data feed to provide CECity information or content via third party platforms. CECity provides access to its cloud platforms, programs, and related applications via a Software as a Service (“SaaS”) model which provides recurring revenue to the Corporation.

CECity also provides professional services (e.g. implementation, content acquisition and conversion, and platform customizations) in support of customers related to the hosting and support of the CECity platforms. These services are offered on a time and materials basis.

CECity customers include stakeholders directly involved in the delivery of care (e.g. health systems, Integrated Delivery Networks, academic medical centers, Accountable Care Organizations (“ACOs”), pharmacies, individual healthcare professionals and provider networks); payers of healthcare delivery (e.g. national commercial health plans and Center for Medicare and Medicaid Services (“CMS”)); regulators (e.g. medical specialty boards); professional associations (e.g. medical specialty societies); and life science companies (e.g. pharmaceutical manufacturers).

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Accordingly, the financial statements reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of results of operations and financial condition for the periods shown, including normal recurring adjustments. There are no elements of other comprehensive income.

Use of Estimates

The preparation of the Corporation’s financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Estimates are evaluated on an ongoing basis, including allowances for doubtful accounts, useful lives of property and equipment, and other contingencies. These estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Cash

Cash includes cash only as the Corporation does not have liquid investments.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Accounts Receivable

Receivables consist of amounts due from services provided to customers. All accounts receivable are reported net of an allowance for doubtful accounts. Accounts receivable are trade accounts created in the normal course of the Corporation’s business. Receivables arising from sales are not collateralized.

The Corporation maintains an allowance for doubtful accounts. This allowance is an estimate and is regularly evaluated by the Corporation for adequacy by taking into consideration factors such as past experience, credit quality and age of receivable balance. Accounts deemed uncollectible are written off, net of actual recoveries.

An allowance for doubtful accounts is established for all or any portion of an account where collections are considered to be at risk. Reserves are evaluated no less than annually to determine their adequacy. The provision for doubtful accounts is recorded in selling, general and administrative expenses in the Statement of Loss.

Judgments relative to at-risk accounts include the customers’ current financial condition, historical business relationships with the Corporation and current projected economic conditions. Accounts receivable are written off when the account is deemed uncollectible.

The Corporation has one customer, Genentech, Inc., that accounted for 22% of accounts receivable, net at December 31, 2014.

Property and Equipment, Net

Property and equipment are recorded at cost. Significant replacements and betterments which substantially increase the useful lives of existing property and equipment are capitalized, while maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net gain or loss is reflected in income. The Corporation reviews the carrying value of property and equipment when events and circumstances indicate that the carrying value of the asset subject to depreciation may not be recoverable.

Depreciation is calculated on a straight-line basis over the estimated useful life of the depreciable asset. Leasehold improvements are amortized over the lesser of the life of the related improvement or the term of the lease. The Corporation amortizes costs associated with annual software licenses over the term of the individual licensing agreements.

Intangible Assets, Net

Intangible assets consist of patents and trademarks. The Corporation reviews the carrying value of intangible assets when events and circumstances indicate that the carrying value of the intangible asset subject to amortization may not be recoverable.

Amortization of purchased intangible assets includes the amortization of all identified intangible assets resulting from acquisitions.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Investments

Investments held by the Corporation in businesses that are not publicly traded and for which the Corporation has the ability to exercise significant influence over operating and financial management are accounted for under the equity method. In accordance with the equity method, these investments are originally recorded at cost and are adjusted for the Corporation’s proportionate share of earnings, losses and distributions. These investments are classified as long-term and included in other assets when there is a carrying amount to be presented (refer to Note 5 – Investment).

The Corporation assesses and records impairment losses when events and circumstances indicate the investments might be impaired. Income or loss from equity method investments and impairment losses are recorded in other income (expense) in the accompanying Consolidated Statement of Loss.

Revenue Recognition

Revenue consists of service revenue which mainly consists of SaaS revenue, PQRSwizard.com revenue, channel partner revenue and pharmaceutical development project revenue. The Corporation recognizes revenue when (i) there is persuasive evidence of an arrangement, (ii) the fee is fixed or determinable, (iii) services have been rendered and payment has been contractually earned, and (iv) collectability is reasonably assured. Any amounts invoiced but not yet recognized as revenue are recorded as deferred revenue.

SaaS Revenue

SaaS revenue consists primarily of fees generated by the Corporation’s SaaS subscriptions for Pay for Value Reporting, Performance Management and Improvement and Professionalism. Subscriptions provide the customer with a right to access the Corporation’s proprietary hosted technology on a SaaS basis. Pricing varies by application and size of the customer. Subscriptions are generally three to five year agreements with automatic renewal clauses and annual price escalators that typically do not allow for early termination. These agreements do not allow for physical possession of the software. Subscription fees are typically billed on a monthly basis and revenue is recognized as a single deliverable on a straight-line basis over the remaining contractual period following implementation.

The professional services that are offered as additional projects for customers are recognized at the time performance of the service is completed.

PQRSwizard.com Revenue

CECity also generates revenue through PQRSwizard.com. PQRSwizard.com is a website used by physicians and healthcare professionals to report to CMS for their participation in the Physician Quality Reporting System (“PQRS”). Under the PQRS program, physicians and healthcare professionals must report certain costs and indicators in a specific format and groupings pursuant to CMS standards as a result of opting in for Medicare and Medicaid coverage for reimbursement based on the quality of services, rather than based on costs of providing the services. PQRSwizard.com provides a step-by-step approach to help customers meet all of the data, scoring and attestation requirements before information is submitted to CMS. For the 2014 calendar year the PQRS

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

reporting submission deadline was March 31, 2014. Revenue is recognized once CECity has submitted the data provided by physicians and healthcare professionals to CMS, which begins in the month prior to the submission deadline.

Channel Partner Revenue

CECity collaborates with various healthcare organizations (e.g. channel partners) to identify customers for both its self-service and contracted sales programs, mainly related to the PQRS program. Channel partners typically contract for an interface from their website to PQRSwizard.com. Through the channel partner’s website, the customer is able to submit data to CMS. CECity processes customer payments as an accommodation for the channel partners, and recognizes its contractual revenue as cash is received.

Pharmaceutical Development Project Revenue

CECity engages in multiple demonstration projects funded by pharmaceutical sponsors. The demonstration projects provide the sponsor with market research related to a specific topic. The contractual service agreements for the demonstration projects are structured such that CECity is the primary vendor contracted with the sponsor, while healthcare institution partners and academic medical research centers act as sub-contractors to CECity.

The Sponsor provides funding to CECity for the performance of the contract and in return obtains a market research report from CECity based on the results of the demonstration project. Funding is typically provided either at the beginning of the project when the contract is executed or throughout the project.

CECity is responsible for the overall project, and develops an application (“project Apps”) to collect the required data. CECity provides the implementation and hosting services related to the project Apps to the academic medical research centers, who use the project Apps to enter and store data related to the research topic. CECity retains all rights to the intellectual property related to the demonstration project. The healthcare institution partners are responsible for managing the academic medical research centers and provide the research services, content, and data. CECity and the healthcare institution partners may share rights to the data that is generated during the project.

Once the demonstration projects are completed, CECity provides the final market research report to the sponsor.

Revenue is recognized on a straight-line basis over the expected project term. The pharmaceutical demonstration project revenue is presented on a gross basis, with the fees paid to healthcare institution partners and academic medical research centers recognized as cost of revenue. This is because CECity is the primary obligor as the demonstration projects cannot exist without CECity’s involvement and CECity is responsible for providing the final report to the sponsor.

Cost of Revenue and Operating Expenses

Cost of revenue:

Cost of revenue includes expenses related to employees (including compensation and benefits) and outside consultants who directly provide services related to revenue-generating activities, including advisory services to members and implementation services related to products. Cost of revenue also includes expenses related to hosting services, related data center capacity costs, third-party product license expenses and amortization of the cost of internal use software as well as customer acquisition costs, which are incremental and direct costs, and are expensed when incurred.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Operating expenses:

Selling, general and administrative expenses consist of expenses directly associated with selling and administrative employees and indirect costs associated with employees that primarily support revenue-generating activities (including compensation and benefits) and travel-related expenses, as well as occupancy and other indirect costs, insurance costs, advertising costs, professional fees, bad debt expense, research and development costs, and other general overhead expenses.

Income Taxes

The Corporation has elected to be taxed under the provisions of Subchapter S of both the Internal Revenue and Pennsylvania Codes. Under these provisions, the Corporation does not pay federal or Pennsylvania income taxes on its taxable income. Instead, its earnings and losses are included in the stockholders’ personal income tax returns and are taxed based on their personal tax strategies. Accordingly, no provision has been made for federal or Pennsylvania income taxes in the accompanying financial statements.

Fair Value of Financial Instruments

The fair value of a financial asset or liability is based on the assumptions that market participants would use in pricing the asset or liability. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value. The Corporation follows a three-tiered fair value hierarchy when determining the inputs to valuation techniques. The fair value hierarchy prioritizes the inputs to valuation techniques into three broad levels in order to maximize the use of observable inputs and minimize the use of unobservable inputs. The levels of the fair value hierarchy are as follows:

Level 1: consists of financial instruments whose values are based on quoted market prices for identical financial instruments in an active market;

Level 2: consists of financial instruments whose values are determined using models or other valuation methodologies that utilize inputs that are observable either directly or indirectly, including (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in markets that are not active, (iii) pricing models whose inputs are observable for substantially the full term of the financial instrument and (iv) pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the financial instrument;

Level 3: consists of financial instruments whose values are determined using pricing models that utilize significant inputs that are primarily unobservable, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The Corporation’s current assets and liabilities which are considered financial instruments includes cash, accounts receivable, employee advances, accounts payable, accrued expenses and other payables, and the shareholder revolving demand note. These assets and liabilities are reflected at fair value, or at carrying amounts that approximate fair value because of the short maturity of the instrument (refer to Note 8 – Related Party Notes). The PQS revolving promissory note has a carrying value of zero (refer to Note 8 - Related Party Notes) and a fair value of $232,099 at December 31, 2014.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, which will supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of the update is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The update also requires additional disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, an amendment to ASU 2014-09, which deferred the effective date of the update. The update will be effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. Early adoption is permitted only as of an annual reporting period beginning after December 15, 2016, including interim periods within that reporting period, or an annual reporting period beginning after December 15, 2016 and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which an entity first applies the guidance under ASU 2014-09. The update allows for either full retrospective or modified retrospective adoption. The Corporation is currently evaluating the transition method that will be elected as well as the impact of the adoption of the update on its consolidated financial statements and related disclosures.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which effectively eliminates the presumption that a general partner should consolidate a limited partnership, modifies the evaluation of whether limited partnerships and similar legal entities are VIEs or voting interest entities, and affects the consolidation analysis of reporting entities that are involved with VIEs (particularly those that have fee arrangements and related party relationships). In some cases, consolidation conclusions will change under the new guidance and, in other cases, a reporting entity will need to provide additional disclosures if an entity that currently is not considered a VIE, is considered a VIE under the new guidance. The new standard will be effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017, with early adoption permitted. The new standard allows for either full retrospective or modified retrospective adoption. The new standard will be effective for the Corporation for the fiscal year ending December 31, 2017. The Corporation is currently evaluating the impact of the adoption of the new standard on its consolidated financial statements and related disclosures.

Note 2 – Prepaid Expenses

As of December 31, 2014 prepaid expenses consisted of the following:

Insurance	$154,032
Licenses	98,608
Other prepaids	7,342

Total prepaid expenses	$259,982

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Note 3 – Property and Equipment, net

As of December 31, 2014 property and equipment, net consisted of the following:

	Useful Life
Computer equipment	5 - 7	$530,905
Furniture and fixtures	5 - 7	254,496
Leasehold improvements	15	138,123
Computer software	3	37,073
Accumulated depreciation		(639,428)

Total property and equipment, net		$321,169

Depreciation expense related to property and equipment for the year ended December 31, 2014 was $103,966.

Note 4 – Intangible Assets, net

As of December 31, 2014 intangible assets, net consisted of the following:

	Estimated Useful Life
Patents	15	$23,817
Trademark	15	23,368
Accumulated amortization		(14,779)

Total intangible assets, net		$32,406

Amortization expense for the year ended December 31, 2014 was $3,146.

The estimated aggregate amortization expense for each of the next five fiscal years and thereafter is as follows:

2015	$3,146
2016	3,146
2017	3,146
2018	3,146
2019 and beyond	19,822

Total amortization expense	$32,406

Note 5 – Investment

In 2013, the Corporation became a 49 percent owner in a joint venture, Pharmacy Quality Solutions, Inc. (“PQS”). The other 51 percent is owned by PQA, Inc., a nonprofit organization. CECity determined that PQS is a variable interest entity (“VIE”), as it does not have sufficient equity at risk to finance its activities without additional subordinated financial support. CECity does not consolidate PQS, as the Corporation is not the primary beneficiary. CECity does not have power to direct the most important activities of PQS that most significantly impact PQS’ economic performance, since CECity does not have control of the Board of Directors and cannot directly influence the daily activities performed by PQS management.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

CECity accounts for its interests in PQS under the equity method of accounting. CECity’s equity method investment in PQS was initially recognized on the balance sheet at the amount of the initial capital contribution. Subsequently, CECity recognizes its share of PQS’s income or losses by adjusting the carrying amount of the equity investment and reporting the recognized earnings or losses in income. As of December 31, 2014, CECity’s investment in PQS has a carrying value of zero (refer to Note 8 – Related Party Notes).

Note 6 – Accrued Expenses and Other Payables

As of December 31, 2014 accrued expenses and other payables consisted of the following:

Accrued insurance and other	$238,822
Profit sharing and 401(k) payable	171,199
Accrued bonus	153,950
Wages	37,240

Total accrued expenses and other payables	$601,211

Note 7 – Leases

Capital leases

At December 31, 2014, the amounts of computer equipment and related accumulated amortization recorded under capital leases were as follows:

Lease on equipment	$238,763
Less accumulated amortization	(77,103)

Net amount	$161,660

The total amount leased is pledged as security under the provisions of the long-term lease agreements.

Minimum lease payments have been capitalized for the financial statements. The leases are non-cancelable and expire at various times through March 2017. The following is a schedule of future minimum lease payments and the present value of the net minimum lease payments as of December 31, 2014:

Total minimum lease payments	$118,256
Less: Amount representing interest	(3,539)

Present value of net minimum payments	114,717
Less: Current portion	(73,217)

Net amount	$41,500

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

As of December 31, 2014, future minimum lease payments required under capital leases for the next five years are as follows:

2015	$73,217
2016	39,317
2017	5,722
2018	—
2019 and beyond	—

Total	$118,256

Operating leases

The Corporation leases its office facilities under a five-year operating lease, which began September 1, 2005. The lease contained an option to renew for five additional years, which the Corporation exercised in June 2010, effective September 1, 2010. Under the agreement, current payment terms require monthly payments of $30,289, plus the Corporation’s proportionate share of operating expenses and real estate taxes.

The Corporation leased computer equipment under a three year operating lease, which began August 15, 2014. Under the agreement, current payment terms require monthly payments of $7,397.

As of December 31, 2014, future minimum lease payments required under operating leases for the next five years are as follows:

2015	$331,078
2016	88,766
2017	66,225
2018	—
2019 and beyond	—

Total	$486,069

Note 8 – Related Party Notes

Transactions with PQS

Through the normal course of business, CECity sells hosting services to PQS. Revenue generated from the sale of these services to PQS represent $949,853 for the year ended December 31. 2014. In addition, CECity has recognized $3,887 in interest income from the PQS Revolving Promissory Note for the year ended December 31, 2014. Receivables from PQS have a carrying value of zero and a fair value of $72,077 at December 31, 2014.

PQS Revolving Promissory Note

CECity provided PQS with a revolving promissory note in 2013. The note bears a maximum principal sum of $700,000, an interest rate of 1.01 percent per annum and matures on February 28, 2017. The note has a fair value of $232,099 at December 31, 2014. Advances under this note were in lieu of payment in full for outstanding invoices for services rendered by the Corporation for PQS.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Principal and interest payments are due to the Corporation on a semi-annual basis (February 28 and August 31) commencing February 28, 2014. Principal due is equal to the actual principal amount outstanding under this note divided by the number of remaining principal payment dates.

CECity has not committed to provide additional financial support to PQS, nor can the Corporation be assured that PQS will have imminent profitable returns. Therefore, CECity continues to recognize its share of additional subsequent losses, after the equity method investment is reduced to zero, to the extent that the 2013 advance of the Revolving Loan to PQS and any other receivables from PQS remain outstanding. As of December 31, 2014, both CECity’s notes receivable from PQS and its other receivables from PQS have carrying values of zero as a result of CECity’s share of PQS’s losses exceeding the Corporation’s investment in PQS. PQS made certain payments on the note receivable which were offset by the write-down of the other receivables resulting in a net loss of $2,532 for the year ended December 31, 2014.

CECity has no additional exposure related to its investment in PQS and has no further obligations to fund PQS.

Shareholder Revolving Demand Note

The Corporation has available for its use a $2,000,000 revolving demand note from the majority shareholder that was entered into on January 13, 2012. The note does not bear interest and expires January 31, 2017. The note requires no security and does not contain debt covenants. As of December 31, 2014, the Corporation had $1,195,000 outstanding under the demand note classified as a current liability as it can be called at any time.

Note 9 – Employee Benefit Plan

The Corporation has a 401(k) plan covering substantially all of its employees. To participate, employees must complete one-half year of service with the Corporation and have reached the age of 21. Eligible employees may elect to contribute any amount between a minimum of 1 percent to the maximum allowable under law.

The Corporation has elected not to match employee deferral contributions. Instead, the Board of Directors has elected to make non-elective contributions to all eligible participants equal to 3% of each participant’s pay. For the year ended December 31, 2014, the Corporation made 401(k) plan contributions in the amount of $161,835.

Note 10 – Stockholder’s Equity

The Class A voting and Class B nonvoting shares of the Corporation’s common stock have equal income sharing and distribution rights.

Note 11 – Subsequent Events

Renewal of office lease

The Corporation agreed to an amendment of its lease on January 19, 2015. Under the amendment the lease for its current facilities will be extended until August 31, 2020. The amendment also included an expansion to the Corporation’s facilities. Payment terms on the expanded facilities require no monthly payments until April 1, 2015.

CECITY.COM, INC.

Notes to the Consolidated Financial Statements

Sale of corporation

On August 20, 2015, Premier Healthcare Solutions, Inc. purchased 100% of the outstanding shares of capital stock of the Corporation for approximately $400 million, subject to post-closing adjustments based on CECity’s actual (i) net working capital, (ii) cash and cash equivalents and (iii) indebtedness at closing.

All subsequent events have been evaluated through November 5, 2015, which is the date the financial statements were issued.